EX99.1
Unaudited Supplemental Historical Financial Information
The unaudited supplemental historical information below is being provided for illustrative purposes only and does not purport to represent what Truist Financial Corporations’s ("Truist") actual results of operations or financial position would have been had the sale of Truist's remaining equity interests in its insurance brokerage subsidiary, Truist Insurance Holdings, LLC, been completed at an earlier date, nor is it necessarily indicative of Truist’s results of operations or financial position for any future period.

Historical Unaudited Ending Balance Sheets
	Dec. 31	Sept. 30	June 30	March 31
(Dollars in millions)	2023	2023	2023	2023
Assets
Cash and due from banks	$5,000	$5,090	$4,733	$4,590
Interest-bearing deposits with banks	25,230	24,305	24,934	32,768
Securities borrowed or purchased under resale agreements	2,378	2,018	2,315	3,637
Trading assets at fair value	4,332	4,384	4,097	4,601
Securities available for sale at fair value	67,366	65,117	68,965	71,858
Securities held to maturity at amortized cost	54,107	54,942	55,958	56,932
Loans and leases:
Commercial:
Commercial and industrial	160,788	162,330	167,153	167,217
CRE	22,570	22,736	22,825	22,670
Commercial construction	6,683	6,343	5,943	5,951
Consumer:
Residential mortgage	55,492	56,013	56,476	56,455
Home equity	10,053	10,160	10,348	10,577
Indirect auto	22,727	24,084	25,759	27,279
Other consumer	28,647	29,105	28,755	27,742
Student	—	—	—	4,996
Credit card	5,101	4,928	4,833	4,786
Total loans and leases held for investment	312,061	315,699	322,092	327,673
Loans held for sale	1,280	1,413	1,923	2,160
Total loans and leases	313,341	317,112	324,015	329,833
Allowance for loan and lease losses	(4,798)	(4,693)	(4,606)	(4,479)
Premises and equipment	3,298	3,319	3,379	3,441
Goodwill	17,156	23,234	23,235	23,235
Core deposit and other intangible assets	1,909	2,011	2,111	2,212
Loan servicing rights at fair value	3,378	3,537	3,497	3,303
Other assets	34,997	34,858	33,864	35,070
Assets of discontinued operations(1)	7,655	7,473	8,052	7,353
Total assets	$535,349	$542,707	$554,549	$574,354
Liabilities
Deposits:
Noninterest-bearing deposits	$111,624	$116,674	$121,831	$128,719
Interest checking	104,757	103,288	106,471	107,116
Money market and savings	135,923	137,914	135,514	136,836
Time deposits	43,561	42,148	42,227	32,326
Total deposits	395,865	400,024	406,043	404,997
Short-term borrowings	24,828	23,485	24,456	23,678
Long-term debt	38,918	41,232	44,749	69,895
Other liabilities	12,946	12,962	11,788	10,731
Liabilities of discontinued operations	3,539	2,997	3,832	2,659
Total liabilities	476,096	480,700	490,868	511,960
Shareholders’ Equity:
Preferred stock	6,673	6,673	6,673	6,673
Common stock	6,669	6,668	6,660	6,660
Additional paid-in capital	36,177	36,114	35,990	34,582
Retained earnings	22,088	27,944	27,577	27,038
Accumulated other comprehensive loss	(12,506)	(15,559)	(13,374)	(12,581)
Noncontrolling interests	152	167	155	22
Total shareholders’ equity	59,253	62,007	63,681	62,394
Total liabilities and shareholders’ equity	$535,349	$542,707	$554,549	$574,354
(1)    Includes goodwill and intangible assets of $5.0 billion as of December 31, 2023, $5.0 billion as of September 30, 2023, $5.1 billion as of June 30, 2023, and $5.1 billion as of March 31, 2023.

Historical Unaudited Statements of Income
	Quarter Ended
	Dec. 31	Sept. 30	June 30	March 31
(Dollars in millions)	2023	2023	2023	2023
Interest Income
Interest and fees on loans and leases	$4,971	$4,976	$4,915	$4,656
Interest on securities	802	763	749	752
Interest on other earning assets	493	488	511	376
Total interest income	6,266	6,227	6,175	5,784
Interest Expense
Interest on deposits	1,917	1,858	1,527	1,125
Interest on long-term debt	476	491	734	514
Interest on other borrowings	354	343	311	278
Total interest expense	2,747	2,692	2,572	1,917
Net Interest Income	3,519	3,535	3,603	3,867
Provision for credit losses	572	497	538	502
Net Interest Income After Provision for Credit Losses	2,947	3,038	3,065	3,365
Noninterest Income
Wealth management income	346	343	330	339
Investment banking and trading income	165	185	211	261
Service charges on deposits	229	154	240	250
Card and payment related fees	232	238	236	230
Mortgage banking income	94	102	99	142
Lending related fees	153	102	86	106
Operating lease income	60	63	64	67
Other income	84	147	114	26
Total noninterest income	1,363	1,334	1,380	1,421
Noninterest Expense
Personnel expense	1,474	1,669	1,705	1,668
Professional fees and outside processing	305	289	311	287
Software expense	223	222	223	200
Net occupancy expense	159	164	166	169
Amortization of intangibles	98	98	99	100
Equipment expense	103	89	87	102
Marketing and customer development	53	70	69	68
Operating lease depreciation	42	43	44	46
Regulatory costs	599	77	73	75
Restructuring charges	155	61	48	56
Goodwill impairment	6,078	—	—	—
Other expense	268	278	221	244
Total noninterest expense	9,557	3,060	3,046	3,015
Earnings
Income (loss) before income taxes	(5,247)	1,312	1,399	1,771
Provision (benefit) for income taxes	(56)	203	230	361
Net income (loss) from continuing operations	(5,191)	1,109	1,169	1,410
Net income from discontinued operations	101	74	176	105
Net income (loss)	(5,090)	1,183	1,345	1,515
Noncontrolling interests from discontinued operations	—	6	36	2
Preferred stock dividends and other	77	106	75	103
Net income (loss) available to common shareholders	$(5,167)	$1,071	$1,234	$1,410
2